Exhibit 10.25

Execution Version

CONFIDENTIAL

NON-COMPETITION AGREEMENT

Between

RENREN INC.

And

KAIXIN AUTO GROUP

Dated as of April 30, 2019

TABLE OF CONTENTS

i

This Non-Competition Agreement is dated as of April 30, 2019, by and between Renren Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Renren”), and Kaixin Auto Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Kaixin”) (each of Renren and Kaixin a “Party” and, together, the “Parties”).

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article 1 hereof.

R E C I T A L S

WHEREAS, as of the date hereof, Renren owns 160,000,000 issued and outstanding Ordinary Shares of Kaixin, representing 100% of total number of Ordinary Shares of Kaixin on an as-converted basis;

WHEREAS, Renren has historically been engaged in the Kaixin Business through the Kaixin Group;

WHEREAS, prior to the date hereof, all of the then existing assets and liabilities in connection with the Kaixin Business have already been transferred to or assumed by the Kaixin Group;

WHEREAS, Kaixin is primarily in the business of (i) owning and operating car dealerships in China through its various subsidiaries; (ii) offering value added services, including insurance, extended warranties and after sales services to its customers through its various subsidiaries; (iii) developing, maintaining and operating technologies that support its operating platforms (including a mobile application used to browse for cars and purchase value added services, big data analytics for procurement and operational management and an auto dealership SaaS platform to enhance the management and operations of its car dealerships through its various subsidiaries; and (iv) provision of financing channels to customers and other in-network dealers through partnerships with one or more financial institutions through its various subsidiaries (the “Kaixin Business”);

WHEREAS, Renren and Kaixin have entered into a share exchange agreement (the “Exchange Agreement”) with CM Seven Star Acquisition Corp., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“CM Seven Star”), dated as of November 2, 2018;

WHEREAS, pursuant to the Exchange Agreement, Renren is to obtain 47,784,300 ordinary shares of CM Seven Star, par value US$0.0001 per share, subject to the terms and conditions thereof, and CM Seven Star acquired 100% of Ordinary Shares of Kaixin from Renren; and

WHEREAS, the Parties intend in this Agreement to set forth the principal terms and conditions with respect to their agreement not to compete with each other or solicit the employees of each other following the closing of the transactions contemplated by the Exchange Agreement (the “Closing,” and the date thereof the “Closing Date”).

NOW, THEREFORE, in consideration of the mutual agreements, covenants and provisions contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1            Defined Terms. The following capitalized terms have the meanings given to them in this Section 1.1:

“Agreement” means this Non-Competition Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

“CM Seven Star” has the meaning set forth in the recitals to this Agreement.

“CM Seven Star Proxy Statement” means the proxy statement on Schedule 14A of CM Seven Star relating to the Exchange Agreement and related transactions, filed with the Securities Exchange Commission on March 29, 2019.

“Dispute Resolution Commencement Date” as the meaning set forth in Section 5.1(a) of the Master Transaction Agreement.

“Exchange Agreement” has the meaning set forth in the preamble to this Agreement.

“Kaixin” has the meaning set forth in the preamble to this Agreement.

“Kaixin Business” has the meaning set forth in the recitals to this Agreement, as more completely described in the CM Seven Star Proxy Statement.

“Kaixin Group” means Kaixin and its subsidiaries and VIEs.

“Master Transaction Agreement” means the Master Transaction Agreement between the Parties dated the date hereof, as the same may be amended and supplemented in accordance with the provisions thereof.

“Non-Competition Period” means the period beginning upon the
Closing Date and ending on the later of:

(a)               the date that is two (2) years after the first date upon which members of the Renren Group cease to control in the aggregate at least twenty percent (20%) of the voting power of the then outstanding securities of CM Seven Star; and

(b)               the tenth (10th) anniversary of the Closing Date.

“Ordinary Shares” means the shares of Kaixin, par value $0.0001 per share.

“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Renren” has the meaning set forth in the preamble to this Agreement.

“Renren Business” means any business that is conducted by the Renren Group as of the date hereof and described in its periodic filings with the SEC filed prior to the date hereof, other than the Kaixin Business.

“Renren Group” means Renren and its subsidiaries and VIEs, other than the Kaixin Group.

“SEC” means the U.S. Securities and Exchange Commission.

“VIE” of any Person means any entity that controls, is controlled by, or is under common control with such Person and is deemed to be a variable interest entity consolidated with such Person for purposes of generally accepted accounting principles in the United States as in effect from time to time. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

ARTICLE 2

NON-COMPETITION

Section 2.1            Undertaking of the Renren Group. During the Non-Competition Period, Renren will not, and will cause each of the other members of the Renren Group not to, other than through the Kaixin Group, directly or indirectly, engage or invest in any business that is of the same nature as the Kaixin Business, whether as a principal or for its own account, or as a shareholder or other equity owner in any Person (other than Kaixin); provided that the foregoing shall not prohibit any member of the Renren Group from owning beneficially or of record, non-controlling ownership (calculated on an aggregate basis combining any such ownership by any members of the Renren Group) of the equity or its equivalent of any company (other than Kaixin) that sells or otherwise provides any product or service or otherwise engages in any business that is of the same nature as the Kaixin Business.

Section 2.2            Undertaking of the Kaixin Group. During the Non-Competition Period, Kaixin will not, and will cause each of the other members of the Kaixin Group not to, directly or indirectly, engage or invest in any business that competes in any way with the Renren Business, whether as a principal or for its own account, or as a shareholder or other equity owner in any Person; provided that the foregoing shall not prohibit any member of the Kaixin Group from owning beneficially or of record, non-controlling ownership (calculated on an aggregate basis combining any such ownership by any member of the Kaixin Group) of the equity or its equivalent of any company that sells or otherwise provides any such product or service in competition with the Renren Business.

ARTICLE 3

NON-SOLICITATION

Section 3.1            Non-Solicitation by the Renren Group. During the Non-Competition Period, Renren will not, and will cause each other member of the Renren Group not to, directly or indirectly, hire, or solicit for hire, any active employees of or individuals providing consulting services to any member of the Kaixin Group, or any former employees of or individuals providing consulting services to any member of the Kaixin Group within six (6) months of the termination of their employment with or consulting services to the member of the Kaixin Group, without Kaixin’s consent; provided that the foregoing shall not prohibit any solicitation activities through generalized non-targeted advertisement not directed to such employees or individuals that do not result in the hiring of any such employees or individuals by the Renren Group within the Non-Competition Period.

Section 3.2            Non-Solicitation by the Kaixin Group. During the Non-Competition Period, Kaixin will not, and will cause each other member of the Kaixin Group not to, directly or indirectly, solicit or hire any active employees of or individuals providing consulting services to any member of the Renren Group, or any former employees of or individuals providing consulting services to any member of the Renren Group within six (6) months of the termination of their employment with or consulting to the member of the Renren Group, without Renren’s consent; provided that the foregoing shall not prohibit any solicitation activities through generalized non-targeted advertisement not directed to such employees or individuals that do not result in the hiring of any such employees or individuals by the Kaixin Group within the Non-Competition Period.

ARTICLE 4

MISCELLANEOUS

Section 4.1            Consent of Renren. Any consent of Renren pursuant to this Agreement shall not be effective unless it is in writing and evidenced by the signature of the Chief Executive Officer or Chief Financial Officer of Renren (or such other person that the Chief Executive Officer, Chief Financial Officer or board of directors of Renren has specifically authorized in writing to give such consent).

Section 4.2            Consent of Kaixin. Any consent of Kaixin pursuant to this Agreement shall not be effective unless it is in writing and evidenced by the signature of the Chief Executive Officer or Chief Financial Officer of Kaixin (or such other person that the Chief Executive Officer, Chief Financial Officer or board of directors of Kaixin has specifically authorized in writing to give such consent).

Section 4.3            Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 4.4            Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong SAR. Subject to Section 5.1 of the Master Transaction Agreement, each of the Parties hereby submits unconditionally to jurisdiction of, and agrees that venue shall lie exclusively in, the courts of Hong Kong SAR for purposes of the resolution of any disputes arising under this Agreement.

Section 4.5            Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof (“Dispute”) which arises between the Parties shall first be negotiated between appropriate senior executives of each Party who shall have the authority to resolve the matter. Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within ten (10) days of receipt by a Party of written notice of a Dispute, which date of receipt shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information and privileged information of each of Renren and Kaixin developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding between the Parties.

(b)               If the senior executives are unable to resolve the Dispute within sixty (60) days from the Dispute Resolution Commencement Date, then, the Dispute will be submitted to the boards of directors of Renren and Kaixin. Representatives of each board of directors shall meet as soon as practicable to attempt in good faith to negotiate a resolution of the Dispute.

(c)                If the representatives of the two boards of directors are unable to resolve the Dispute within one hundred twenty (120) days from the Dispute Resolution Commencement Date, on the request of any Party, the Dispute will be mediated by a mediator appointed pursuant to the mediation rules of the American Arbitration Association. Both Parties will share the administrative costs of the mediation and the mediator’s fees and expenses equally, and each Party shall bear all of its other costs and expenses related to the mediation, including but not limited to attorney’s fees, witness fees, and travel expenses. The mediation shall take place in Beijing, China or in whatever alternative forum on which the Parties may agree.

(d)               If the Parties cannot resolve any Dispute through mediation within forty-five (45) days after the appointment of the mediator (or the earlier withdrawal thereof), each Party shall be entitled to seek relief in a court of competent jurisdiction.

Unless otherwise agreed in writing, the Parties will continue to honor all commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 4.5 with respect to all matters not subject to such dispute, controversy or claim.

Section 4.6            Termination; Amendment. This Agreement may be terminated or amended by mutual written consent of the Parties, evidenced by an instrument in writing signed on behalf of each of the Parties.

Section 4.7            Notices. Notices or other communications required or permitted to be given by a Party pursuant to the terms of this Agreement shall be given in writing to the other Party to the following addresses:

if to Renren:

5/F, North Wing

18 Jiuxianqiao Middle Road, Chaoyang District

Beijing 100016

People’s Republic of China

Attention: James Jian Liu

Telephone: +86 (10) 8448-1818

Email: james.liu@renren-inc.com

if to Kaixin:

5/F, North Wing

18 Jiuxianqiao Middle Road, Chaoyang District

Beijing 100016

People’s Republic of China

Attention: Thomas Jintao Ren

Telephone: +86 (10) 8448-1818

Email: jintao.ren@renren-inc.com

or to such other address, facsimile number or email address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance or termination shall be sent by hand delivery or recognized overnight courier. All other notices may also be sent by facsimile or email, confirmed by mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or email; upon confirmation of delivery, if sent by recognized overnight courier; and upon receipt if mailed.

Section 4.8            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 4.9            Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. No party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Party, and any such assignment without such consent shall be void; provided, however, each Party may assign this Agreement to a successor entity in conjunction with the transfer of substantially all of the Party’s business, whether by sale of substantially all assets, merger, consolidation or otherwise.

Section 4.10          Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 4.11          Failure or Indulgence not Waiver; Specific Performance; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Each Party recognizes and agrees that the other Party’s remedy at law for any breach of this Agreement would be inadequate and that the non-breaching Party shall, in addition to such other remedies as may be available to it at law or in equity, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by law (without the posting of any bond and without proof of actual damages). All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 4.12          Authority. Each of the Parties hereto represents to the others that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 4.13          Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For all purposes of this Agreement: (i) all references in this Agreement to designated “Sections”, “Schedules”, “Exhibits” and other subdivisions are to the designated Sections, Schedules, Exhibits and other subdivisions of the body of this Agreement unless otherwise indicated; (ii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (iii) “or” is not exclusive; (iv) “including” and “includes” will be deemed to be followed by “but not limited to” and “but is not limited to”, respectively; (v) any definition of, or reference to, any law, agreement, instrument or other document herein will be construed as referring to such law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; and (vi) any definition of, or reference to, any statute will be construed as referring also to any rules and regulations promulgated thereunder.

[Signature pages follow]

WHEREFORE, the Parties have signed this Non-Competition Agreement effective as of the date first set forth above.

Renren Inc.

Name:
Title:

Kaixin Auto Group

Name:
Title:

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